Exhibit 99.1

Digital River Announces Fourth Quarter and Full Year 2008 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--January 29, 2009--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its fourth quarter financial results.

Fourth Quarter and Full Year Ended Dec. 31, 2008

GAAP Results

Fourth quarter revenue totaled $95.9 million, compared to $96.9 million during the same period in 2007. For the full year 2008, Digital River reported revenue of $394.2 million, an increase of approximately 13 percent from revenue of $349.3 million reported in 2007.

Fourth quarter GAAP net income was $16.5 million, or $0.41 per diluted share. This compared to GAAP net income of $20.3 million, or $0.46 per diluted share, in the fourth quarter of 2007. For the full year 2008, GAAP net income was $63.6 million, or $1.55 per diluted share. This compared to GAAP net income of $70.8 million, or $1.58 per diluted share, during the same period in 2007.

Non-GAAP Results

Fourth quarter non-GAAP net income was $19.8 million, or $0.48 per diluted share. This compared to non-GAAP net income of $25.3 million, or $0.56 per diluted share, in the fourth quarter of 2007. Non-GAAP net income for the full year 2008 was $78.3 million, or $1.86 per diluted share. This compared to non-GAAP net income of $90.8 million, or $1.98 per diluted share in 2007.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company’s statement of income, then adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes shares underlying the Company’s convertible senior notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our fourth quarter and full year results were in line with our expectations,” said Joel Ronning, Digital River’s CEO. “We expect the progress we made developing new markets to carry into 2009, providing growth opportunities outside the software business. While the uncertainty in the economy makes the near term difficult to predict, we remain confident in our strategy, pipeline and value proposition – key elements in driving our long-term growth.”

2009 Guidance

Forward-looking guidance for the quarter ending March 31, 2009, is as follows:

First Quarter

  Revenue of $96 - $100 million;
  GAAP diluted net income per share of $0.37 - $0.42, assuming a 27 percent tax rate; and
  Non-GAAP diluted net income per share of $0.48 - $0.53, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EST to discuss fourth quarter and full year financial results. A live webcast of the conference call can be accessed from http://www.digitalriver.com/2008/q4earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID # 80387739 and dialing (888) 218-6314 inside the United States or Canada, or by calling +1 (706) 634-9714 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software publishers, consumer technology manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The Company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Stockholm, Sweden; Taipei, Taiwan; Tokyo, Japan; and Shanghai, China. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2007. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding first quarter 2009 reflect Digital River’s expectations as of Jan. 29, 2009. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets		As of
	December 31,		December 31,
	2008		2007
Assets:
Current assets
Cash and cash equivalents	$490,335		$381,788
Short-term investments	10,000		315,636
Accounts receivable, net	53,216		64,914
Deferred income taxes	7,613		7,899
Prepaid expenses and other	42,522		4,577
Total current assets	603,686		774,814
Property and equipment, net	41,733		31,102
Goodwill	273,788		261,885
Intangible assets, net	32,222		32,382
Long-term investments	93,213		-
Deferred income taxes	24,824		15,606
Other assets	786		11,955
Total assets	$1,070,252		$1,127,744
Liabilities and stockholders' equity:
Current liabilities
Convertible senior notes	$186,195		$-
Accounts payable	184,361		180,386
Accrued payroll	14,841		12,704
Deferred revenue	13,651		10,384
Accrued acquisition liabilities	3,278		399
Other accrued liabilities	41,336		41,229
Total current liabilities	443,662		245,102
Non-current liabilities
Convertible senior notes	8,805		195,000
Other liabilities	15,712		11,362
Total non-current liabilities	24,517		206,362
Total liabilities	468,179		451,464
Stockholders' equity
Common stock	432		425
Treasury stock at cost	(216,163)		(77,707)
Additional paid-in capital	623,778		597,128
Retained earnings	189,096		125,501
Accumulated other comprehensive income	4,930		30,933
Stockholders' equity	602,073		676,280
Total liabilities and stockholders' equity	$1,070,252		$1,127,744

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statement of Income

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Revenue	$95,917	$96,878	$394,226	$349,275
Costs and expenses:
Direct cost of services	3,860	2,245	16,417	10,243
Network and infrastructure	9,904	9,497	41,040	32,309
Sales and marketing	35,722	34,474	150,118	134,401
Product research and development	12,447	12,122	51,184	39,179
General and administrative	8,586	10,226	39,525	38,937
Depreciation and amortization	4,142	3,437	15,980	12,706
Amortization of acquisition-related intangibles	2,044	1,622	8,391	7,586
Total costs and expenses	76,705	73,623	322,655	275,361
Income from operations	19,212	23,255	71,571	73,914
Interest income	2,962	8,191	18,019	32,167
Other income (expense), net	470	(1,558)	(3,319)	(3,006)
Income before income tax expense	22,644	29,888	86,271	103,075
Income tax expense	6,185	9,572	22,676	32,261
Net income	$16,459	$20,316	$63,595	$70,814

Net income per share - basic	$0.45	$0.51	$1.72	$1.75
Net income per share - diluted	$0.41	$0.46	$1.55	$1.58
Shares used in per share calculation - basic	36,560	40,164	37,016	40,444
Shares used in per share calculation - diluted	41,395	45,401	42,106	45,914

Calculation of GAAP Diluted Net Income Per Share

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
GAAP net income	$16,459	$20,316	$63,595	$70,814
Add back debt interest expense and issuance cost amortization, net of tax benefit	435	435	1,739	1,739
Adjusted net income for GAAP EPS calculation	$16,894	$20,751	$65,334	$72,553

Net income per share - diluted	$0.41	$0.46	$1.55	$1.58
Shares used in per share calculation - diluted	41,395	45,401	42,106	45,914

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Twelve months ended December 31,
	2008	2007
Operating Activities:
Net income	$63,595	$70,814
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	8,391	7,586
Change in accounts receivable allowance, net of acquisitions	434	(174)
Depreciation and amortization	15,980	12,706
Stock-based compensation expense	12,548	13,742
Excess tax benefits from stock-based compensation	(4,390)	(12,030)
Deferred and other income taxes	4,971	27,522
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	11,332	(6,863)
Prepaid and other assets	(26,505)	1,325
Accounts payable	6,531	32,181
Deferred revenue	3,235	3,046
Income tax payable	(5,366)	(7,076)
Other accrued liabilities	4,478	3,609
Net cash provided by operating activities	95,234	146,388

Investing Activities:
Purchases of investments	(480,917)	(436,806)
Sales of investments	676,108	358,470
Cash paid for acquisitions, net of cash received	(23,465)	(31,625)
Purchases of equipment and capitalized software	(26,898)	(18,722)
Net cash provided by/(used for) investing activities	144,828	(128,683)

Financing Activities:
Exercise of stock options	7,171	13,510
Sales of common stock under employee stock purchase plan	2,715	2,483
Repurchase of common stock	(137,858)	(62,968)
Repurchase of restricted stock to satisfy tax withholding obligation	(598)	(528)
Excess tax benefits from stock-based compensation	4,390	12,030
Net cash used for financing activities	(124,180)	(35,473)
Effect of exchange rate changes on cash	(7,335)	9,313
Net increase (decrease) in cash and cash equivalents	108,547	(8,455)
Cash and cash equivalents, beginning of period	381,788	390,243

Cash and cash equivalents, end of period	$490,335	$381,788

Cash paid for interest on Convertible senior notes	$2,438	$2,438

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2007	2007	2007	2007

GAAP pre-tax income	$30,008	$21,005	$22,174	$29,888	$103,075
Add back: amortization of acquisition-related intangibles	2,746	1,607	1,611	1,622	7,586
Add back: stock-based compensation expense	3,476	3,649	3,411	3,206	13,742
Non-GAAP pre-tax income	36,230	26,261	27,196	34,716	124,403
Income tax expense @ 27%	9,782	7,090	7,343	9,373	33,588
Non-GAAP net income	$26,448	$19,171	$19,853	$25,343	$90,815

Non-GAAP net income per share - diluted	$0.57	$0.41	$0.44	$0.56	$1.98

Shares used in per share calculation - diluted	46,348	46,637	45,386	45,401	45,914

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008
GAAP pre-tax income	$26,114	$16,872	$20,641	$22,644	$86,271
Add back: amortization of acquisition-related intangibles	2,176	2,170	2,001	2,044	8,391
Add back: stock-based compensation expense	3,031	3,507	3,623	2,387	12,548
Non-GAAP pre-tax income	31,321	22,549	26,265	27,075	107,210
Income tax expense @ 27%	8,457	6,088	7,092	7,310	28,947
Non-GAAP net income	$22,864	$16,461	$19,173	$19,765	$78,263

Non-GAAP net income per share - diluted	$0.53	$0.40	$0.46	$0.48	$1.86

Shares used in per share calculation - diluted	43,506	41,647	41,620	41,395	42,106

Breakdown of stock-based compensation expense
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008
Direct cost of services	$192	$247	$220	$126	$785
Network and infrastructure	32	31	60	69	192
Sales and marketing	1,102	1,283	1,403	774	4,562
Product research and development	262	336	371	289	1,258
General and administrative	1,443	1,610	1,569	1,129	5,751
Total	$3,031	$3,507	$3,623	$2,387	$12,548

Non-GAAP Guidance Reconciliation
	Q1 - 2009
	Guidance
	Low	High
Expected GAAP net income per share - diluted	$0.37	$0.42
Add back amortization of acquisition-related costs	0.05	0.05
Add back stock-based compensation expense	0.10	0.10
Tax variability	(0.04)	(0.04)
Expected non-GAAP diluted net income per share	$0.48	$0.53

CONTACT:
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
emerritt@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext.38396
Senior Director, Public Relations
gdyrek@digitalriver.com